Exhibit 10.8

Purchase Contract

[Unofficial Translation]

This Purchase Contract (the “Contract”) was executed on March 20, 2008, in Xushui County, Hebei Province, by and between Hebei Dingxing Material Recycling Station (the “HDMR”) and Hebei Baoding Orient Paper Milling Co., Ltd (the “HBOP” ). HDMR agrees to perennially supply HBOP with raw materials which are Recycled Paperboard, White Edge Paper and Recycled Loose-leaf Paper. The terms and conditions of this Contract are as follows:

1.

Effective Time. This Contract gets effective through March 20, 2008 to December 31, 2008. HDMR guarantees to supply the foregoing raw materials on a timely basis during the effective time of this Contract, with a purpose to satisfy HBOP’s production demand.

2.

Payment methods and terms. The payment for initial supply will be made in advance through bank transfer, which equal to the amount of RMB2,000,000 yuan. Following supplies will be paid on a monthly basis, and HDMR and HBOP will discuss and determine the exact payment time.

3.

The Quality and Price of Raw Material. HDMR guarantees to provide the raw materials pursuant to the HBOP’s quality requirements, and in case of quality problems, HDMR will assume the proportionate liability for damages by the value of the losses. The price will be determined by both parties after negotiations on the basis of market price.

4.

Liabilities. During the term of this Contract, if a failure to timely supply raw materials by HDMR results in losses to HBOP, HDMR shall compensate to HBOP for the losses as applicable; if HBOP fails to comply with this Contract, they shall also assume the proportionate liabilities, which will be enforced pursuant to the corresponding “Contract Laws”.

5.	Effectiveness. This Contract is executed in two copies and becomes effective when seals are made by both HDMR and HBOP, one of which held by HDMR, and the other held by HBOP, are equally authentic.
6.	Miscellaneous. Any other matters not expressly stated herein, will be resolved through negotiations by both parties.

Hebei Dingxing Material Recycling Station

Seal

March 20, 2008

Hebei Baoding Orient Paper Milling Co., Ltd

Seal

March 20, 2008